Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

CENTRAL GARDEN & PET COMPANY

(As of February 10, 2009)

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TABLE OF CONTENTS

(continued)

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BY-LAWS

OF

CENTRAL GARDEN & PET COMPANY

ARTICLE I

OFFICES

Section 1. Registered Office.

The registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

Section 2. Other Offices.

The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Stockholder Meetings.

(a) Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

(b) Annual Meeting. The annual meeting of the stockholders shall be held at 11:00 A.M. on the second Tuesday in May or on such other date and at such other time as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

(c) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of Directors or the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the total number of authorized directors constituting the whole Board of Directors, or at the request in writing of stockholders owning not less than thirty-five percent (35%) of the voting power of the Corporation. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

(d) Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, written notice of each meeting of the stockholders shall be given not less than ten (10) days nor more than sixty (60) calendar days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder’s address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and, in the case of a special meeting, the purpose or purposes of such meeting. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder’s attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e) Quorum. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

Section 2. Determination of Stockholders Entitled to Notice and to Vote.

To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section 1 of these By-laws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

Section 3. Voting.

(a) Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date for the determination of stockholders entitled to vote at such meeting.

(b) Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the person or such stockholder’s duly authorized agent whether by manual signature, typewriting, telegraphic transmission or otherwise.

(c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

(d) In advance of any meeting of the stockholders, the Board of Directors may appoint one or more persons as inspectors of election (“Inspectors”) to act at such meeting. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the stockholders, the presiding officer of any such meeting may, and at the request of any stockholder or such stockholder’s proxy shall, appoint Inspectors at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting thereat on any question, the Inspectors shall count the ballots cast thereon and make a written report to the secretary of such meeting of the results thereof. An Inspector need not be a stockholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer’s election to any position with the Corporation or of any other questions in which such officer may be directly interested. If there are three Inspectors, the determination report or certificate of two such Inspectors shall be effective as if unanimously made by all Inspectors.

Section 4. List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Action By Consent of Stockholders.

Except as otherwise restricted by law or the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers.

Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

Section 2. Election of Directors.

(a) Number, Qualification and Term of Office. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three (3). The exact number of directors shall be determined from time to time, either by a resolution or By-law provision duly adopted by the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each of the directors of the Corporation shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until such director’s successor is elected or until such director’s death, resignation or removal. Directors need not be stockholders.

(b) Vacancies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Unless otherwise restricted by law or by the certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such director’s successor shall have been elected, or until such director’s death, resignation or removal.

(c) Resignation. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d) Removal. Except as provided in the Certificate of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3. Meetings of the Board of Directors.

(a) Regular Meetings. Regular meetings of the Board of Directors shall be held without call at the following times:

(i) at such times as the Board of Directors shall from time to time by resolution determine; and

(ii) immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings hereby is dispensed with.

(b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, by any Vice President, by the Board of Directors or by any two (2) directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telephone, telecopy, telegraph or any other form of recorded communication at such director’s business or residence address. Notice by mail shall be deposited in the United States mail postage prepaid, not later than the third day prior to the date filed for such special meeting. Notice by telephone, telecopy or telegraph shall be sent, and notice given personally or by messenger or any other form of recorded communication shall be delivered, at least twenty-four (24) hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

(c) Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

(d) Place of Meetings. Meetings of the Board of Directors, both regular and special, may be held at any place within or without the state of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the Board of Directors. In the absence of any such designation, meetings of the Board of Directors shall be held at the Corporation’s principal executive office.

(e) Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(f) Quorum. At all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors then in office or such committee, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee thereof, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws. A meeting of the Board of Directors or any committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

(g) Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a special meeting will be automatically waived by any director’s attendance or participation at such meeting.

Section 4. Action without Meeting.

Any action required or permitted to be taken by the Board of Directors at any meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee thereof.

Section 5. Compensation of Directors.

Unless otherwise restricted by law, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

Section 6. Committees of the Board.

(a) Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these By-laws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any such reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

(b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(c) Limits on Authority of Committees. No committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these By-laws; nor, unless the resolutions establishing such committee or the Certificate of Incorporation expressly so provide, shall have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger, or to fill vacancies in the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Officers.

(a) Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President, Vice Presidents (including any Executive, Senior and/or First Vice President as the Board of Directors may determine from time to time), a Secretary and a Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Certificate of Incorporation or these By-laws.

(b) Election and Term Office. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer’s successor is elected, or until such officer’s death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

(c) Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 2. Chairman of the Board of Directors.

The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors. Unless otherwise designated by the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the Corporation.

Section 3. President.

In the absence of the Chairman of the Board, or if there is none, the President shall preside at meetings of the stockholders and the Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board or whenever the office of the Chairman of the Board is vacant. Subject to the provisions of these By-laws and to the direction of the Board of Directors and the Chairman of the Board, he or she shall have responsibility for the day-to-day operations of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief operating officer or that are delegated to him or her by the Board of Directors or the Chairman of the Board.

Section 4. Vice Presidents.

The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them, respectively, by the Board of Directors or by the President.

Section 5. Secretary and Assistant Secretaries.

The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these By-laws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary’s absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 6. Treasurer and Assistant Treasurers.

The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

ARTICLE V

INDEMNIFICATION AND INSURANCE

Section 1. Actions Against Directors and Officers.

The Corporation shall indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation (the “Indemnitee”), including without limitation, all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding.

In furtherance and not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article V.

Section 2. Contract.

The provisions of Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such By-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 3. Nonexclusivity.

The rights of indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article V.

Section 4. Indemnification of Employee and Agents.

The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding-by reason of the fact that such person or such person’s testator or intestate, is or was an employee or agent of the Corporation.

Section 5. Insurance.

Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, the Certificate of Incorporation or these By-laws.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares.

Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

Section 2. Transfer.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Record Owner.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 4. Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII

MISCELLANEOUS

Section 1. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

(c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these By-laws.

Section 2. Execution of Instruments.

The Board of Directors may, in its discretion, determine the method and designate the signatory officer of officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. Such designation may be general or confined to specific instances.

Section 3. Voting of Securities Owned by the Corporation.

All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

Section 4. Corporate Seal.

The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

Section 5. Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-laws.

Section 6. Amendments.

These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders at any meeting or by the Board of Directors.